Exhibit 99

MEDIA CONTACT:
Peggy A. Palter
(847) 286-8361

FOR IMMEDIATE RELEASE:
July 18, 2001

SEARS REPORTS SECOND-QUARTER 2001 EARNINGS

HOFFMAN ESTATES, Ill. -- Sears, Roebuck and Co. (NYSE: S) reported second-quarter 2001 earnings excluding non-comparable items of $316 million or $0.96 per share, compared with $365 million or $1.05 per share in second quarter 2000, a decrease of 8.6 percent on a per share basis.

"Despite a very challenging retail environment, we delivered second quarter results that were in line with our expectations," said Chairman and Chief Executive Officer, Alan J. Lacy. "In our core Retail operations, we were very effective in tightly managing inventories and costs. In addition, our credit business achieved solid growth in receivables while maintaining strong overall credit quality."

The company recorded previously announced charges of $809 million ($513 million after tax or $1.56 per share) for non-comparable items in the second quarter of 2001. Non-comparable items primarily include the application of new accounting standards for receivable securitizations, a charge relating to HomeLife Corporation and the exit of the skin care and color cosmetics business. Non-comparable items in the prior year period included net securitization income of $23 million ($0.06 per share).

On a reported basis, the company reported a second quarter 2001 net loss of $197 million or $0.60 per share as compared with reported net income of $388 million or $1.11 per share in second quarter 2000.

Note: segment discussions below exclude non-comparable items.

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Retail and Related Services

Retail and Related Services revenues for the second quarter of 2001 of $7.80 billion were 1.1 percent below last year's second quarter revenues of $7.89 billion. Sales increases by automotive stores, The Great Indoors, dealer stores, Direct to Customer and hardware stores were offset by declines in full-line stores. "The difficult economic environment and cooler than anticipated weather negatively impacted both our hardlines and softlines businesses within the full-line stores," said Lacy. "In hardlines, we experienced strong growth in major appliances and solid growth in lawn and garden sales, offset by decreases in electronics, home office, air conditioners and seasonal sporting goods. In softlines, sales increases in footwear were offset by lower than anticipated results among the other softlines categories."

Retail and Related Services gross margin rate improved by 60 basis points to 26.7 percent. Automotive, full-line and hardware stores contributed to the margin expansion.

Selling and administrative spending increased by 1.7 percent over last year's quarter in part due to higher investment in The Great Indoors. As a percent of sales, selling and administrative expenses were 21.5 percent compared with 20.9 percent last year as lower revenues continued to constrain expense leverage.

Retail and Related Services posted operating income of $213 million as compared with operating income of $225 million in the prior year period.

Credit and Financial Products

Second-quarter domestic credit and financial products revenues declined 0.5 percent from a year ago, to $1.28 billion as higher average receivable balances largely offset a lower portfolio yield. Credit receivables at the end of the second quarter grew 3.3 percent over the prior year.

Operating expenses increased by $19 million or 9.8 percent over last year mostly due to customer notification costs and the continued rollout of the Sears Gold MasterCard. Funding costs declined from last year's quarter due to a favorable interest rate environment.

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The provision for uncollectible accounts increased by $29 million or 9.0 percent over last year's period. The managed net charge-off rate increased to 5.42% from 5.09% a year ago, reflecting increased write-offs as a result of higher credit customer bankruptcy filings in Spring, 2001. More recently, bankruptcy filing trends have moderated. Delinquencies at the end of the second quarter were stable at 7.26% versus 7.50% at the end of the first quarter and 7.15% in last year's quarter.

The domestic allowance for uncollectible accounts increased to $1,089 million from $567 million at the end of first quarter 2001. The increase reflects the one-time non-cash pre-tax charge of $522 million recorded in the second quarter to re-establish an allowance for uncollectible accounts related to approximately $12 billion of securitized receivable balances. The allowance as a percent of ending receivables is 4.19 percent at the end of the second quarter, up slightly from 4.14 percent at the end of the first quarter.

Operating income excluding non-comparable items declined by $44 million or 11.3 percent to $345 million primarily due to the higher provision for uncollectible accounts and higher operating expenses.

Sears Canada

Sears Canada revenue increased 4.5 percent to $1,035 million in the second quarter of 2001. Sales increases from new stores were partially offset by a 4 percent decline in the value of the Canadian dollar relative to the U.S. dollar. Operating income of $11 million, was $19 million below last year primarily due to increased markdowns and higher expenses to support stores opened in 2000.

Corporate and Other

Revenues from the home improvement services businesses included in the Corporate and Other segment increased by 20.4 percent to $112 million. Segment operating loss was $13 million worse than the second quarter of last year partly due to consulting expenses related to the

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company's review of its full line store strategy. The company repurchased 6.1 million shares of Sears common stock during the quarter at a cost of $232 million.

Non-comparable Items

New accounting for securitizations resulted in a one-time, non-cash after-tax charge of $331 million ($1.01 per share) to establish an allowance for uncollectible accounts related to approximately $12 billion of securitized receivables, as required under FASB Statement No. 140.

The company recognized an after-tax charge of $116 million ($0.35 per share) relating to the formerly owned HomeLife business which was sold to Citicorp Venture Capital, Ltd. in early 1999. HomeLife filed for bankruptcy on July 16, 2001. The charge reflects estimated costs associated with certain property leases assigned to HomeLife and other obligations related to HomeLife in connection with which Sears may incur losses.

Exiting the skin care and color cosmetics business resulted in a one-time after-tax charge of $53 million ($0.16 per share). The charge includes asset write-downs and a one-time settlement payment to Avon.

Outlook

"We are comfortable with our previously issued full year guidance," said Lacy. "While the current retail climate remains challenging, we are forecasting full-year earnings per share to be in line with last year excluding non-comparable items and net securitization income. In addition, we will continue to take actions to improve the longer term strategic positioning of the Company."

Forward-Looking Statements

This release contains forward-looking statements including the "Outlook" and estimates relating to HomeLife. The statements are based on assumptions about the future, which are subject to risks and uncertainties, such as competitive conditions in retail, changes in consumer confidence, changes in interest rates, delinquency and charge-off trends in the credit card

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receivables portfolio, the pacing of the The Great Indoors development, consumer acceptance and use of the Sears Gold MasterCard, the future course of HomeLife's bankruptcy and any related proceedings and costs, and normal business uncertainty. In addition, Sears typically earns a disproportionate share of its operating income in the fourth quarter due to seasonal buying patterns, which are difficult to forecast with certainty. The company believes its forward looking statements are reasonable but cautions that actual results could differ materially. The company intends these forward looking statements to speak only at the time of this release and does not undertake to revise or confirm them as more information becomes available.

About Sears

Sears, Roebuck and Co. is a leading U.S. retailer of apparel, home and automotive products and services, with annual revenue of more than $40 billion. The company serves families across the country through approximately 860 full-line department stores, approximately 2,100 specialized retail locations, and a variety of online offerings accessible through the company's Web site, sears.com. Sears, Roebuck and Co. is the majority owner of Sears Canada Inc.

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SEARS, ROEBUCK AND CO.
CONSOLIDATED INCOME

		For the 13 Weeks Ended			For the 26 Weeks Ended
		June 30, 2001 and July 1, 2000			June 30, 2001 and July 1, 2000
	(millions, except earnings per share)	2001	2000	% Change	2001	2000	% Change

	Revenues
	Merchandise sales and services	$ 8,877	$ 8,903	-0.3%	$16,631	$16,641	-0.1%
	Credit and financial products revenues	1,349	1,142	18.1%	2,452	2,329	5.3%
	Total revenues	10,226	10,045	1.8%	19,083	18,970	0.6%

	Costs and expenses
	Cost of sales, buying and occupancy	6,482	6,528	-0.7%	12,318	12,311	0.1%
	Selling and administrative	2,256	2,156	4.6%	4,287	4,145	3.4%
	Depreciation and amortization	225	213	5.6%	440	425	3.5%
	Provision for uncollectible accounts	361	215	67.9%	552	460	20.0%
{	Provision for previously securitized receivables	522	0	-	522	0	-
	Interest	404	310	30.3%	716	626	14.4%
	Special charges and impairments	287	0	-	287	0	-
	Total costs and expenses	10,537	9,422	11.8%	19,122	17,967	6.4%

	Operating income	(311)	623	-149.9%	(39)	1,003	-103.9%
	Other income, net	7	5	-	8	6	-

	Income before income taxes and
	minority interest	(304)	628	-148.4%	(31)	1,009	-103.1%

	Income taxes	112	(232)	-148.3%	14	(372)	-103.8%

	Minority interest	(5)	(8)	-37.5%	(4)	(14)	-71.4%

	Net income	$ (197)	$ 388	-150.8%	$ (21)	$ 623	-103.4%

	Earnings per share:

	Basic	$ (0.60)	$ 1.12	-153.6%	$ (0.06)	$ 1.77	-103.4%

	Diluted	$ (0.60)	$ 1.11	-154.1%	$ (0.06)	$ 1.76	-103.4%

	Average common and dilutive common
	equivalent shares outstanding	328.2	348.4		330.9	354.2

SEARS, ROEBUCK AND CO.
CONSOLIDATED BALANCE SHEET

(millions)
	June 30,	July 1,	December 30,
	2001	2000	2000
Assets
Current Assets
Cash and cash equivalents	$ 476	$ 345	$ 842
Retained interest in transferred credit card receivables	0	2,077	3,105
Credit card receivables, net	26,486	17,125	17,317
Other receivables	628	311	506
Merchandise inventories	5,596	5,628	5,618
Prepaid expenses and deferred charges	585	469	486
Deferred income taxes	1,170	764	920
Total current assets	34,941	26,719	28,794

Property and equipment, net	6,604	6,345	6,653
Deferred income taxes	232	318	174
Other assets	990	1,487	1,278
Total assets	$ 42,767	$ 34,869	$ 36,899

Liabilities
Current liabilities
Short-term borrowings	$ 3,326	$ 2,557	$ 4,280
Current portion of long-term debt and capitalized leases	3,243	2,338	2,560
Accounts payable and other liabilities	6,488	6,319	7,336
Unearned revenues	1,131	1,086	1,058
Other taxes	475	462	562
Total current liabilities	14,663	12,762	15,796

Long-term debt and capitalized leases	18,870	12,245	11,020
Postretirement benefits	1,867	2,070	1,951
Minority interest and other liabilities	1,334	1,343	1,363
Total liabilities	36,734	28,420	30,130

Commitments and Contingent Liabilities

Shareholders' Equity
Common shares	323	323	323
Capital in excess of par value	3,523	3,542	3,538
Retained income	6,806	6,414	6,979
Treasury stock - at cost	(4,071)	(3,418)	(3,726)
Deferred ESOP expense	(77)	(113)	(96)
Accumulated other comprehensive loss	(471)	(299)	(249)
Total shareholders' equity	6,033	6,449	6,769

Total liabilities and shareholders' equity	$ 42,767	$ 34,869	$ 36,899

Total common shares outstanding	324.3	343.0	333.2

SEARS, ROEBUCK AND CO.

Segment Income Statements

(millions)

For the 13 Weeks Ended June 30, 2001 and July 1, 2000

	Excluding Non-Comparable Items and Securitization Income										Reconciling Items

	Retail & Related Services		Credit & Financial Products		Corporate & Other		Sears Canada		Total		Securitization Impact		Non-comparable items		Consolidated GAAP
	2001	2000	2001	2000	2001	2000	2001	2000	2001	2000	2001	2000	2001	2000	2001	2000

Total Revenues	$ 7,803	$ 7,892	$1,276	$1,282	$ 112	$ 93	$1,035	$ 990	$10,226	$ 10,257	$ -	$ (212)	$ -	$ -	$10,226	$10,045

Costs and expenses
Cost of sales, buying and occupancy	5,717	5,831	-	-	46	37	719	660	6,482	6,528	-	-	-	-	6,482	6,528
Selling and administrative	1,677	1,649	212	193	122	102	245	244	2,256	2,188	-	(32)	-	-	2,256	2,156
Depreciation and amortization	185	179	4	4	15	12	21	18	225	213	-	-	-	-	225	213
Provision for uncollectible accounts	-	-	350	321	-	-	11	9	361	330	-	(115)	-	-	361	215
Provision for previously securitized receivables	-	-	-	-	-	-	-	-	-	-	-	-	522	-	522	-
Interest	11	8	365	375	-	-	28	29	404	412	-	(102)	-	-	404	310
Special charges and impairments	-	-	-	-	-	-	-	-	-	-	-	-	287	-	287	-
Total costs and expenses	7,590	7,667	931	893	183	151	1,024	960	9,728	9,671	-	(249)	809	-	10,537	9,422

Operating income	$ 213	$ 225	$ 345	$ 389	$ (71)	$ (58)	$ 11	$ 30	$ 498	$ 586	$ -	$ 37	$ (809)	$ -	$ (311)	$ 623

Net Income									$ 316	$ 365	$ -	$ 23	$ (513)	$ -	$ (197)	$ 388

EPS - Diluted									$ 0.96	$ 1.05	$ -	$ 0.06	$ (1.56)	$ -	$ (0.60)	$ 1.11

Average shares o/s									328.2	348.4	328.2	348.4	328.2	348.4	328.2	348.4

For the 26 Weeks Ended June 30, 2001 and July 1, 2000

	Excluding Non-Comparable Items and Securitization Income										Reconciling Items

	Retail & Related Services		Credit & Financial Products		Corporate & Other		Sears Canada		Total		Securitization Impact		Non-comparable items		Consolidated GAAP

	2001	2000	2001	2000	2001	2000	2001	2000	2001	2000	2001	2000	2001	2000	2001	2000

Total Revenues	$14,609	$14,718	$2,576	$2,643	$ 196	$ 165	$1,977	$1,908	$19,358	$19,434	$(275)	$(464)	$ -	$ -	$19,083	$18,970

Costs and expenses
Cost of sales, buying and occupancy	10,870	10,952	-	-	83	70	1,365	1,289	12,318	12,311	-	-	-	-	12,318	12,311
Selling and administrative	3,207	3,151	406	395	222	202	491	461	4,326	4,209	(39)	(64)	-	-	4,287	4,145
Depreciation and amortization	361	358	9	8	29	24	41	35	440	425	-	-	-	-	440	425
Provision for uncollectible accounts	-	-	684	692	-	-	21	19	705	711	(153)	(251)	-	-	552	460
Provision on previously securitized receivables		-	-	-	-	-	-	-	-	-	-	-	522	-	522	-
Interest	14	11	767	764	-	-	58	56	839	831	(123)	(205)	-	-	716	626
Special charges and impairments	-	-	-	-	-	-	-	-	-	-	-	-	287	-	287	-
Total costs and expenses	14,452	14,472	1,866	1,859	334	296	1,976	1,860	18,628	18,487	(315)	(520)	809	-	19,122	17,967

Operating income	$ 157	$ 246	$ 710	$ 784	$(138)	$(131)	$ 1	$ 48	$ 730	$ 947	$ 40	$ 56	$(809)	$ -	$ (39)	$ 1,003

Net Income									$ 466	$ 588	$ 26	$ 35	$(513)	$ -	$ (21)	$ 623

EPS - Diluted									$ 1.41	$ 1.66	$ 0.08	$ 0.10	$(1.55)	$ -	$(0.06)	$ 1.76

Average shares o/s									330.9	354.2	330.9	354.2	330.9	354.2	330.9	354.2

SEARS, ROEBUCK AND CO.
SUPPLEMENTAL INFORMATION - DOMESTIC CREDIT CARD RECEIVABLES, INVENTORY
AND STORE COUNT
(millions)

		Average Balance				Ending Balance
		For the 13 Weeks ended		For the 26 Weeks ended
		June 30, 2001 and July 1, 2000		June 30, 2001 and July 1, 2000		June 30	July 1,
		2001	2000	2001	2000	2001	2000

Managed domestic credit card receivables		$ 25,831	$ 25,244	$ 26,141	$ 25,700	$25,966	$ 25,144

		For the 13 Weeks ended		For the 26 Weeks ended
		June 30, 2001 and July 1, 2000		June 30, 2001 and July 1, 2000
Domestic managed credit card receivables-		2001	2000	2001	2000
Net interest margin:
Portfolio yield		19.12%	19.71%	19.09%	19.98%
Effective financing rate		5.60%	5.91%	5.82%	5.91%
Net interest margin		13.52%	13.80%	13.27%	14.07%

Domestic managed net charge-off rate		5.42%	5.09%	5.23%	5.39%

		2001		2000
		June 30, 2001	Mar. 31, 2001	Dec. 30, 2000	Sep. 30, 2000	July 1, 2000

Domestic managed credit card receivables-
Delinquency rate		7.26%	7.50%	7.56%	7.47%	7.15%

Allowance for uncollectible accounts		$ 1,089	$ 567	$ 649	$ 624	$ 725

Allowance % of domestic on-book credit
card receivables		4.19%	4.14%	4.03%	4.18%	4.46%

		June 30,	July 1,
		2001	2000

Domestic inventories	-LIFO	$ 4,944	$ 5,033
	-FIFO	$ 5,534	$ 5,653

		For the 13 Weeks Ended		For the 26 Weeks Ended
	June 30, 2001 and July 1, 2000			June 30, 2001 and July 1, 2000

Pretax LIFO charge		$ 12	$ 12	$ 24	$ 24

		December 30,			June 30,
Domestic retail stores:		2000	Opened	Closed	2001
Full-line stores		863	2	(4)	861
Specialty formats		2,158	20	(44)	2,134
Total		3,021	22	(48)	2,995

Gross square feet		147.3	0.9	(1.5)	146.7